YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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TMT ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend:
https://www.cstproxy.com/tmtacquisitioncorp/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IN PERSON – Attend the extraordinary general meeting in person at the offices of
TMT Acquisitions Corp.
420 Lexington Avenue, Suite 2446
New York, NY 10170

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY CARD

TMT ACQUISITION CORP - THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

Please mark your votes like this **X**

Proposal No. 1—The Business Combination Proposal — as an ordinary resolution, that (i) the Amended and Restated Agreement and Plan of Merger, dated as February 29, 2024 (as the same may be amended, restated or supplemented, the "Business Combination Agreement"), by and among TMT, Elong Power Holding Limited and ELong Power Inc. (a copy of which is attached to the proxy statement/prospectus as Annex A), (ii) the other Transaction Documents (as defined in the Business Combination Agreement), and (iii) the completion of the transactions contemplated by the Business Combination Agreement and such Transaction Documents, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement and such Transaction Documents, be approved in all respects (the "Business Combination Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2—The Merger and Charter Proposal — as a special resolution, that (i) the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the "Plan of Merger"), a copy of which is attached to the proxy statement/prospectus as Annex B-1, and the transactions contemplated thereunder, including, without limitation, that Merger Sub shall merge with and into TMT with TMT being the surviving company (the "Merger"), be and are hereby adopted and approved and authorized in all respects, and (ii) the amended and restated memorandum and articles of association of TMT currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed amended and restated memorandum and articles of association of the surviving company of the Merger, the form of which is attached the proxy statement/prospectus as Annex B-2, with effect from the effective time of the Merger (the "Merger and Charter Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3—The Nasdaq Proposal — as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of TMT Ordinary Shares in connection with the PIPE Financing be approved in all respects (the "Nasdaq Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4—The Non-Binding Governance Proposals — as an ordinary resolution, that certain material differences between TMT's M&A and New Elong's M&A, presented separately in accordance with SEC requirements, be approved, on a non-binding advisory basis (collectively, the "Non-Binding Governance Proposals"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5—The Adjournment Proposal — as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if it is determined by the officer presiding over the extraordinary general meeting that more time is necessary for TMT to consummate the Merger and the other transactions contemplated by the Business Combination Agreement, be approved (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**__________________________________ **Date**_____________, **2024**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership , please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on , 2024

This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/tmtacquisitioncorp/2024

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PROXY CARD FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

TMT ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dajiang Guo, the Company's Chief Executive Officer, (the "Proxy") as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting (the "Extraordinary General Meeting") of shareholders of TMT ACQUISITION CORP. to be held on , 2024 at 10:00 a.m. Eastern Time, in person and virtually via live webcast at **https://www.cstproxy.com/tmtacquisitioncorp/2024** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying Proxy Statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)